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                                                                  Exhibit 23.02


                   CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated February 16, 1996, except as to the information in Notes 6 and 10, for which the dates are June 30, 1996 and July 25, 1996 respectively, on our audits of the financial statements of Digital Lightwave, Inc. (a Development-Stage Enterprise). We also consent to the reference to our firm under the caption "Experts."




Tampa, FL
August 1, 1996